    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1995.

                                                   REGISTRATION NO. 33-_________



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         BANYAN STRATEGIC LAND FUND II
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                 DELAWARE                                              36-1490038
                      (STATE OR OTHER JURISDICTION OF                                  (I.R.S. EMPLOYER
                      INCORPORATION OR ORGANIZATION)                                   IDENTIFICATION NO.)

                150 SOUTH WACKER DRIVE, SUITE 2900, CHICAGO, ILLINOIS                         60606
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                               (ZIP CODE)

                            -----------------------

  BANYAN STRATEGIC LAND FUND II 1994 EXECUTIVE AND DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                               LEONARD G. LEVINE
                         BANYAN STRATEGIC LAND FUND II
                             150 SOUTH WACKER DRIVE
                                   SUITE 2900
                            CHICAGO, ILLINOIS  60606
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (312) 553-9800
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

                                WITH A COPY TO:
                            MICHAEL J. CHOATE, ESQ.
                        SHEFSKY, FROELICH & DEVINE LTD.
                           444 NORTH MICHIGAN AVENUE
                                   SUITE 2500
                            CHICAGO, ILLINOIS  60611
                                 (312) 527-4000

                        CALCULATION OF REGISTRATION FEE

     TITLE OF EACH CLASS OF      AMOUNT TO BE        PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM AGGRE-         AMOUNT OF
  SECURITIES TO BE REGISTERED    REGISTERED (1)        PRICE PER SHARE (2)           GATE OFFERING PRICE (2)      REGISTRATION FEE
  ---------------------------    --------------      -------------------------       -----------------------      ----------------
 COMMON STOCK, PAR VALUE         1,000,000                   $1.19                          $1,190,000                 $411
  $0.01 PER SHARE                SHARES



(1) SUBJECT TO INCREASE (OR DECREASE) IN ACCORDANCE WITH RULE 416 OF REGULATION C TO REFLECT A MERGER, CONSOLIDATION, REORGANIZATION, RECAPITALIZATION, STOCK DIVIDEND, STOCK SPLIT OR OTHER CHANGE IN THE CORPORATE STRUCTURE OF THE REGISTRANT WHICH RESULTS IN A CHANGE IN THE NUMBER OF SHARES ISSUABLE PURSUANT TO OUTSTANDING AWARDS UNDER THE PLAN.
(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULES 457(C) AND 457(H) OF REGULATION C, ON THE BASIS OF THE AVERAGE OF THE HIGH ($1.19) AND LOW ($1.19) PRICES OF THE SHARES OF COMMON STOCK OF THE REGISTRANT ON THE CONSOLIDATED REPORTING SYSTEM ON AUGUST 17, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

          (a) the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994;

          (b) the Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1995;

          (c) the Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1995; and

          (d) the description of the Registrant's Common Stock set forth in Registrant's Registration Statement filed pursuant to
                   Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments or reports filed for the purpose of updating such description.

          All documents filed subsequent to the foregoing by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The indemnification of the Registrant's directors and officers is subject to the requirements of the laws of the State of Delaware, the Registrant's state of incorporation, and the provisions of the Registrant's By-Laws. The General Corporation Law of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The GCL further provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

          The Registrant's By-Laws provide that the directors, the advisor and their affiliates who perform services on behalf of the Registrant will be indemnified and held harmless by the Registrant against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Registrant, provided that (a) such person has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Registrant, (b) such liability or loss was not the result of negligence or misconduct by such person, and (c) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Registrant and not from the Registrant's stockholders. The Registrant's By-Laws do not allow indemnification for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws.
Notwithstanding the foregoing, the Registrant's By-Laws provide that the directors and their affiliates will not be indemnified for losses, liabilities, settlements and related expenses of lawsuits alleging securities law violations unless a court (a) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (b) approves indemnification of litigation costs if there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.

          Pursuant to the GCL, expenses (including attorneys' fees) incurred by any officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by a corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the corporation. The Registrant's By-Laws provide that the Registrant may advance funds to a person for legal expenses and other costs incurred as a result of a legal action if the following three conditions are satisfied: (a) the legal action relates to the performance of duties or services by such person on behalf of the Registrant; (b) the legal action is initiated by a third party who is not a stockholder of the Registrant; and (c) such person agrees in writing to repay the Registrant any funds advanced on such person's behalf if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification by the Registrant.

          The GCL also provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the GCL. The Registrant's By-Laws grant the Registrant the power to purchase and maintain liability insurance on behalf of any person entitle to indemnity thereunder. The Registrant maintains liability insurance on behalf of its officers and directors. The Registrant's By-Laws provide, however, that the Registrant may not incur the cost of that portion of liability insurance which insures any party against any liability for which he could not be indemnified.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8.   EXHIBITS.

  Exhibit No.

          4(a) Certificate of Incorporation of VMS Strategic Land Fund II (now known as Banyan Strategic Land Fund II)

          4(b) Certificate of Amendment of Certificate of Incorporation of VMS Strategic Land Fund II (now known as Banyan Strategic Land Fund II)

          4(c) Certificate of Amendment of Certificate of Incorporation of VMS Strategic Land Fund II (now known as Banyan Strategic Land Fund II)

          4(d) Third Amendment to the Certificate of Incorporation of Banyan Strategic Land Fund II

          4(e) By-Laws of VMS Strategic Land Fund II (now known as Banyan Strategic Land Fund II)

          4(f) Banyan Strategic Land Fund II 1994 Executive and Director Stock Option Plan

          5        Opinion of Shefsky, Froelich & Devine Ltd. re: legality

          23(a) Consent of Shefsky, Froelich & Devine Ltd. (included in its opinion filed as Exhibit 5)

          23(b)    Consent of Ernst & Young LLP

          24 Power of Attorney (included on the signature pages to this Registration Statement).

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

          (b) that, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

          (c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (d) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 16, 1995.

                                    BANYAN STRATEGIC LAND FUND II


                                    By:  /s/Leonard G. Levine
                                         President (Principal Executive Officer)

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Higgins and Leonard G. Levine, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may all fully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                           Title                                     Date
---------                                           -----                                     ----

/s/ Leonard G. Levine                         President                                  August 16, 1995
------------------------------------           (Principal Executive Officer)
Leonard G. Levine

/s/ Joel G. Teglia                            Chief Financial Officer                    August 16, 1995
------------------------------------           (Principal Financial Officer and
Joel G. Teglia                                 Principal Accounting Officer)


/s/ Walter E. Auch, Sr.                       Director                                   August 16, 1995
------------------------------------
Walter E. Auch, Sr.

/s/ Gerald L. Nudo                            Director                                   August 16, 1995
------------------------------------
Gerald L. Nudo

/s/ Robert G. Ungerleider                     Director                                   August 8, 1995
------------------------------------
Robert G. Ungerleider

              (A majority of the Registrant's board of directors)

                                    EXHIBITS

  Exhibit No.

          4(a) Certificate of Incorporation of VMS Strategic Land Fund II (now known as Banyan Strategic Land Fund II)

          4(b) Certificate of Amendment of Certificate of Incorporation of VMS Strategic Land Fund II (now known as Banyan Strategic Land Fund II)

          4(c) Certificate of Amendment of Certificate of Incorporation of VMS Strategic Land Fund II (now known as Banyan Strategic Land Fund II)

          4(d) Third Amendment to the Certificate of Incorporation of Banyan Strategic Land Fund II

          4(e) By-Laws of VMS Strategic Land Fund II (now known as Banyan Strategic Land Fund II)

          4(f) Banyan Strategic Land Fund II 1994 Executive and Director Stock Option Plan

          5        Opinion of Shefsky, Froelich & Devine Ltd. re: legality

          23(a) Consent of Shefsky, Froelich & Devine Ltd. (included in its opinion filed as Exhibit 5)

          23(b)    Consent of Ernst & Young LLP

          24 Power of Attorney (included on the signature pages to this Registration Statement).